Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on:

•
Form S-8 (No. 333-217002);
•
Form S-8 (No. 333-208579);
•
Form S-8 (No. 333-230296);
•
Form S-8 (No. 333-226824);
•
Form S-8 (No. 333-238174);
•
Form S-8 (No. 333-256019);
•
Form S-8 (No. 333-264621); and
•
Form S-3 (No. 333-268664).

of our reports dated February 27, 2023, with respect to the consolidated financial statements of Axsome Therapeutics, Inc., and the effectiveness of internal control over financial reporting of Axsome Therapeutics, Inc. included in this Annual Report (Form 10-K) of Axsome Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP
New York, New York
February 27, 2023

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" EAST\179530792.1" "" EAST\179530792.1